                                                                   EXHIBIT 10.26


                          FINANCING ADVISORY AGREEMENT

          This Agreement is made effective as of the 11th day of August, 1998, by and between Investcorp International Inc., a Delaware corporation ("III") and HH Acquisition Corp., a Delaware corporation ("HH").

          WHEREAS, pursuant to the Agreement and Plan of Merger dated April 15, 1998 by and between Harborside Healthcare Corporation, a Delaware corporation ("Harborside") and HH, HH will be merged with and into Harborside, with Harborside the surviving corporation (the "Recapitalization");

          WHEREAS, HH intends to arrange borrowing facilities with one or more financial institutions unaffiliated with III in the aggregate amount of approximately $250 million (the "Financing");

          WHEREAS, III and its officers, employees, agents and affiliates are experienced in the field of obtaining debt financing and are willing to act as a financial advisor to HH; and

          WHEREAS, HH is desirous to avail itself of the assistance and expertise of III in arranging the Financing;

          NOW, THEREFORE, the parties do hereby agree as follows:

          1.  Services of III.  III shall assist HH in arranging the Financing.
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In connection therewith, III may, solely in its discretion and on behalf of HH:

              (a) seek out financial institutions that may provide the Financing;

              (b) enter into negotiations with banks and other financial institutions regarding the terms and conditions upon which the Financing is to be provided;

              (c) advise, conduct and participate in the negotiation and drafting of any agreements, contracts, or other documents relating to the placement of the Financing; and

              (d) take all such other actions as it may deem necessary to arrange for the Financing.

          2.  Fees.  In consideration of the services contemplated by Section 1
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hereof, HH shall pay to III a fee in the amount of $4,000,000, payable on the closing of the Recapitalization.

          3.  Reimbursement.  HH shall pay directly any commitment fees,
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arrangement fees, or other actual out-of-pocket expenses incurred in connection with the performance of III's services under this Agreement, including, but not limited to, fees and disbursements of III's legal counsel.

          4.  Cooperation and Information.  HH shall cooperate with III in the
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performance of its obligations hereunder and shall furnish III with such information as III may request (all such information so furnished hereinafter referred to as the "Information"). HH recognizes and confirms that III:

              (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same;

              (b) does not assume responsibility for the accuracy or completeness of the Information; and

              (c) will not make an appraisal of any of the assets of HH or of Harborside.

All Information so furnished to III will be kept confidential by III, except such Information as is in the public domain or as HH agrees may be disclosed or as III is required by law to disclose; provided, however, that III may provide
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such Information as it deems necessary or appropriate to financial institutions in connection with obtaining, negotiating or arranging the Financing in accordance with the terms of this Agreement.

          5.  Termination.  Subject to the provisions of Paragraph 6 hereof,
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which shall survive any termination of this Agreement, this Agreement shall terminate if the Recapitalization is not consummated on or before December 31, 1998, unless extended by the parties' mutual consent.

          6.  Indemnification.  HH shall:
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              (a) indemnify III and hold it harmless against any losses, claims, damages or liabilities to which III may become subject arising in any manner out of or in connection with the rendering of services by III hereunder, unless it is finally judicially determined that such losses, claims, damages or liabilities arose primarily out of the gross negligence or bad faith of III; and

              (b) reimburse III immediately for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending any lawsuits or other proceedings arising in any manner out of or in connection with the rendering of services by III hereunder; provided, however, that in the event a final judicial
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          determination is made to the effect specified in subparagraph 6(a) above, III will remit to HH any amounts reimbursed under this subparagraph 6(b). HH agrees that (i) the indemnification and reimbursement commitments set forth in this paragraph shall apply whether or not III is a formal party to any such lawsuits, claims or other proceedings, (ii) III is entitled to retain separate counsel of its choice at the expense of HH in connection with any of the matters to which such commitments relate, and (iii) such commitments shall extend upon the terms set forth in this paragraph to any controlling person, director, officer, employee or agent of III; provided,
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          however, that to the extent that III retains separate counsel in
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          connection with
          any matters set forth in this subparagraph 6(b), such counsel shall coordinate its efforts with counsel to HH.

          7.  Amendments.  No amendment or waiver of any provision of this
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Agreement, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          8.  Notices.  All notices hereunder shall, in the absence of receipted
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hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

          If to III, to:

          Investcorp International Inc.
          280 Park Avenue, 37th Floor West
          New York, New York  10017
          Attention:  President

          with a copy to:

          Gibson, Dunn & Crutcher LLP
          1050 Connecticut Avenue, N.W.
          Washington, D.C. 20036
          Attention:  Peter L. Baumbusch, Esq.

          If to HH, to:

          HH Acquisition Corp.
          c/o Gibson, Dunn & Crutcher LLP
          200 Park Avenue, 47th Floor
          New York, NY  10166-0193
          Attention:  Christopher J. O'Brien, President

          with a copy to:

          Gibson, Dunn & Crutcher LLP
          200 Park Avenue, 47th Floor
          New York, NY 10166-0193
          Attention:  E. Michael Greaney, Esq.

          9.  Entire Agreement.  This Agreement shall constitute the entire
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Agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating thereto.

          10.  Applicable Law.  This Agreement shall be construed and enforced
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in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof or of any other jurisdiction) and shall inure to the benefit of, and be binding upon, III and HH and their respective successors and assigns.

          11.  Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has caused this Financing Advisory Agreement to be executed and delivered by its duly authorized officer or agent as set forth below.


                                       INVESTCORP INTERNATIONAL, INC.


                                       By:  /s/  Jon P. Hedley
                                          --------------------------------
                                       Name:
                                       Title:


                                       HH ACQUISITION CORP.


                                       By:  /s/  Christopher J. O'Brien
                                          --------------------------------
                                       Name:   Christopher J. O'Brien
                                       Title:  President